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                                                                Exhibit 99.B(10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement No. 33-74668 on Form N-1A of our reports dated February 17, 2006, relating to the financial statements and highlights of MFS Variable Insurance Trust, including MFS Capital Opportunities Series, MFS Emerging Growth Series, MFS Global Equity Series, MFS High Income Series, MFS Investors Growth Stock Series, MFS Investors Trust Series, MFS Mid Cap Growth Series, MFS Money Market Series, MFS New Discovery Series, MFS Research Series, MFS Research Bond Series (formerly MFS Bond Series), MFS Research International Series, MFS Strategic Income Series, MFS Total Return Series, MFS Utilities Series and MFS Value Series, appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust for the year ended December 31, 2005, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
April 24, 2006